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                                                                    EXHIBIT 10.6


STATE OF NORTH CAROLINA

COUNTY OF BUNCOMBE                                              LEASE AGREEMENT


         This LEASE AGREEMENT (the "Lease") is made and entered into in duplicate originals as of this 16th day of September, 1997, by and between Azalea Limited Partnership, Carl H. Ricker, Jr., general partner, a North Carolina Limited Partnership (the "Landlord"), and High Street Banking Company, a North Carolina Banking Corporation formed pursuant to the laws of the State of North Carolina (the "Tenant");


                                   WITNESSETH:


         The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Tenant, has leased, let and demised, and by these presents does lease, let, and demise unto the said Tenant, and the Tenant hereby agrees to lease, let, and demise and take upon the terms and conditions which hereinafter appear, the property located on U.S. Highway 25, (Hendersonville Road) described on a site plan dated November 22,1996 entitled "New Bank Office for: High Street Banking. Company (Proposed)", John S. Fisher, AIA Architect, and described more particularly in Exhibit A attached hereto and by reference thereto made a part hereof; together with the improvements, equipment, fixtures, installations, and appurtenances to be placed, installed, and constructed upon said property in accordance with the plans, drawings, and specifications (hereinafter "Plans") attached hereto as Exhibit B and by reference thereto made a part hereof; all of said real and personal property being sometimes hereinafter referred to as the "Leased Premises" or the "Demised Premises"; and


         The Tenant further agrees to lease, let and demise and take upon the terms and conditions which hereafter appear the property including a building and lot described more particularly on Exhibit X attached hereto and by reference thereto made a part hereof, said building and lot being sometimes hereafter referred to as the "Temporary Premises."


         TO HAVE AND TO HOLD all and singular the Demised Premises and Temporary Premises unto the Tenant for the term hereinafter specified upon the conditions, terms and covenants set forth in this Lease.


         This Lease is made subject to the following further conditions, terms, covenants, and agreements which are mutually agreed upon by and between the parties hereto, to wit:


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1. Conditions Precedent and Landlord's Representation.

         A. Condition Precedent.

                  (i) An environmental audit shall be made of the Premises and the Temporary Premises by Tenant at its own expense and the results of the audit must be satisfactory to Tenant's reasonable discretion. However, if the results of the environmental audit are not reasonably satisfactory to Tenant, then Tenant has the right to immediately terminate this Lease, in which event it shall be void, or accept the Premises and Temporary Premises "as is". Tenant acknowledges that the Premises or Temporary Premises is primarily vacant land. Tenant agrees that where practicable, prior to making each and every entry upon the Premises or Temporary Premises for the purposes of inspection, testing, or evaluation pursuant to this Lease, Tenant shall give Landlord at least 24 hours notice of the proposed entry and will coordinate the timing of the entry with Landlord. Landlord acknowledges that scheduling of such entry or entries may depend upon the availability of the selected testing service and Landlord shall be fully cooperative and reasonable in acknowledging such notice. Mere failure by Tenant to give 24 hours notice shall not give Landlord reason to terminate this Lease. Furthermore, Tenant shall promptly and completely restore the Premises or Temporary Premises if disturbed in any manner as the result of the Tenant's investigations, examinations and inspections with such restoration including, but not limited to, the filling of any and all holes drilled to test soil conditions or in connection with any environmental assessment. Tenant warrants that the selected testing service is insured with a minimum liability policy of $1,000,000.00 for any damage or harm to the Premises or Temporary Premises, or any injury to person due to the acts or omissions of the selected testing service.

                  (ii) Lessee, prior to beginning any construction hereunder, shall have the right to inspect, bore, test, analyze and investigate the soil, fill, compaction, and sub-surface conditions of the real property to be leased to determine if said property can be used without substantial additional site preparation costs for the purposes described. In the event Lessee's inspection, etc., determines that there exists on or beneath or within said property conditions which require extraordinary additional site preparation, the Lessee has a right to immediately terminate this Lease in which event it shall be void, or accept the Premises and Temporary Premises "as is".

         B. Landlord's Representation. Landlord acknowledges to the best of its knowledge:


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                  (i) The Leased Premises to the best of Landlord's knowledge is now free from contamination by Hazardous Materials, and said premises and the activities conducted thereon to the best of Landlord's knowledge do not pose any significant hazard to human health or the environment or violate any Environmental Laws. There is no evidence of any existing release of Hazardous Materials at said premises.

                  (ii) There has been no generation, treatment or storage of any Hazardous Materials at the Leased Premises, nor any activity at said premises which could have produced Hazardous Materials.

                  (iii) There are no surface impoundments, lagoons, waste piles, landfills, injection wells, underground storage areas, tanks, storage vessels, drums, containers or other man-made facilities which may have accommodated Hazardous Materials at the Leased Premises. Neither Landlord not to Landlord's knowledge any third person, has stored, placed, buried or released Hazardous Materials at the said premises including the soil, surface water and ground water.

                  (iv) There has been no treatment, storage or release of any Hazardous Materials on land adjacent or near to the Leased Premises which may constitute a risk of contamination of said premises or surface water, or ground water flowing to said premises.

                  (v) No inspection, audit, inquiry or other investigation has been or is being conducted by any Governmental Authority or other third person with respect to the presence or discharge of Hazardous Materials at the Leased Premises or the quality of the air, or surface or subsurface conditions at the said premises except for the environmental audits, if any, performed on behalf of Tenant or a lender, copies of which will be delivered to Tenant pursuant to this Agreement. Landlord has not received any other notice that any such inspection, audit, inquiry or investigation is pending or proposed. Neither Landlord nor to Landlord's knowledge, any previous owner of the said premises has received any warning, notice, notice of violation, administrative complaint, judicial complaint or other formal or informal notice or request for information alleging that Hazardous Materials have been stored or released at said premises or that conditions at the said premises arc in violation of any Environmental Laws or requesting information regarding the use, storage, release or potential Release of Hazardous Materials at the Property.

                  (vi) For purposes herein, "Environmental Laws" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any


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         Hazardous Materials as defined in the Comprehensive Environmental
         Response and Liability Act. "Hazardous Materials" shall mean each and every element, compound, pollutant, chemical mixture, contaminant, mixture, waste or other substance which is defined, determine or identified as hazardous or toxic under any Environmental Law.

2. Commencement and Term. Landlord and Tenant acknowledge that this Lease for the Leased Premises described in Exhibit A shall have two commencement and term components. The first such term, herein referred to as "Land Only Term" shall begin on July 1, 1997 (the "Land Only Commencement Date"). The second commencement and term component, herein referred to as the "Initial Lease Term," shall begin on the first day of the calendar mouth after notice to Landlord by Tenant's Architect and Tenant of substantial completion of the building and site improvements pursuant to the Plans (the "Commencement Date"). Provided, however, pursuant to mutual agreement of the Parties, Tenant may occupy the Leased Premises (building and site) prior to or after substantial completion, if said occupancy is otherwise allowed by law and said date of occupancy shall become the Commencement Date.

         The Land Only Term shall begin with the Land Only Commencement Date and end at 11:59 p.m. of the day immediately prior to the Commencement Date. The term of this lease beginning with the commencement date shall consist of an initial lease term of thirty years. Following this initial term, and provided Tenant is not then in default, Tenant, at its option, may renew and extend the Lease for four (4) additional terms of five (5) years each, (the "Extended Term or Terms") provided, further however, written notice of such renewal and extension shall be given Landlord no less than six months before the end of the initial and each extended term.

3 Rental.

         A. Land Only Term. Rental for the Land Only Term shall be annual rent in the amount of Forty Five Thousand and 00/100 Dollars ($45,000.00), payable in equal monthly installments of Three Thousand Seven Hundred Fifty and 00/100 Dollars ($3,750.00), payable in advance on the first day of each month during the Land Only Term.

         B. Initial Lease Term. Rental for the Initial Lease Term shall consist of rental for land plus separate rental for the building and site improvements and shall be as follows:

                  (i) Land. For the fast two years of the Initial Lease Term, land rental shall be Forty Five Thousand and 00/100 Dollars ($45,000.00) annually payable in equal monthly installments of Three Thousand Seven Hundred Fifty and 00/100 Dollars ($3,750.00) dollars in


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         advance on the first day of each month; for the third and fourth years of the Initial Lease Term, land rental shall be Fifty Two Thousand Five Hundred and 00/100 Dollars ($52,500.00) annually, payable in equal monthly installments of Four Thousand and Three Hundred Seventy Five and 00/100 Dollars ($4,375.00) dollars in advance on the fast day of each month; and for the fifth year of the Initial Lease Term, land rental shall be Sixty Thousand and 00/100 Dollars ($60,000.00), payable in equal monthly installments of Five Thousand and 00/100 Dollars ($5,000.00) dollars in advance on the first day of each month.

                  (ii) Building and Site Improvements. For each year of the Initial Lease Term building and site improvements annual rental shall be 10% of the total building and site costs (herein "Total Costs") incurred by Landlord in construction of the building and site improvements. Such rental shall be payable in equal monthly installments of 1/120th total costs. "Total Costs" shall include the actual costs of the building and site improvements paid by Landlord.

                  (iii) For each year of the Initial Lease Term, "Total Annual Rental" shall be the sum of the land and building and site improvement monthly rentals determined above, payable in advance on the first day of each month during the initial tern. (By way of example, if total costs are $783,700.00, monthly rental for the first two years of the Initial Lease Term shall be $3,750.00 (land rental) plus .10 (783,700.00) / 12; or 3,750 plus 6,531.00 = $10,281.00 per month.)

                  (iv) Beginning with the sixth year of the Initial Lease Term and each year thereafter, Total Annual Rental shall increase by 2% of the prior year's Total Annual Rental.

         C. Tenant covenants and agrees to pay to the Landlord, its successors and assigns, the rental aforesaid in monthly installments payable in advance, the initial installment of the Land Only Term and Initial Lease Term being due on or before the Land Only Commencement Date and Commencement Date respectively, and subsequent installments on the first day of each and every month during said terms of this lease aforesaid. Such rental shall be prorated on a daily basis for any partial rental month of the Land Only Term and Initial Lease Term.

         D. In the event total costs for the building and site improvements are not finally determined by Landlord and Tenant on the Commencement Date, then the actual costs incurred by Landlord as of the Commencement Date shall be the basis for calculation of the building and site improvement rental. Thereafter upon additional costs and total costs being incurred and determined monthly rental shall be adjusted accordingly.

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         E. As provided herein, Tenant agrees to reimburse Landlord dollar for dollar for all monies expended by Landlord in Tenant's behalf in the payment of fees, commissions and soft costs associated with the construction and leasing of the building and site improvements. Before incurring any such expenditures in excess of $1,000 Landlord shall notify Tenant of such in writing including the amount and purpose of the same, and upon Tenant's approval, which shall not be unreasonably withheld, Landlord shall be entitled to reimbursement. Tenant recognizes and acknowledges its additional reimbursement obligation for real estate brokerage services set out in paragraph 30 below.


         F. Extended Term: Rental for each Extended Term shall be renegotiated by the parties. If by the date 30 days immediately before each Extended Term begins, Landlord and Tenant have not agreed to a fair market rental for the Extended Term, then each shall select a qualified real estate appraiser with expertise in commercial rents in Buncombe County. These two qualified experts shall select a third qualified real estate appraiser with expertise in commercial rents in Buncombe County. Thereafter each expert shall determine fair market rent for the extended term by determining fair market rental for the first year of such term and a uniform adjustment for annual rental for each subsequent year of such term. The mean of the three fair market rental and adjustment determinations shall be the rental for the extended term. The cost of each expert shall be paid by the respective party selecting such expert and the cost of the third expert shall be divided equally between the parties.


         4. Construction of Facility,


         A. Promptly after the execution and delivery of this Lease, Tenant shall take all steps necessary to obtain the permits required for construction of a facility upon the Premises in accordance with the Plans, said structure being herein referred to as "the Facility." Landlord agrees to cooperate with Tenant in obtaining such permits and to take such reasonably necessary actions requested by Tenant to obtain such permits from the issuing authorities.


         B. Promptly after obtaining the necessary permits, Tenant's architect and contractors shall commence, and diligently proceed with, the construction of the facility and installation of such other items as may be required in the Plans, sad complete the same in accordance with the Plans. Tenant shall give Landlord at least thirty (30) days prior written notice of the anticipated date of Substantial Completion of the work in accordance with the Plans. "Substantial Completion" shall have the meaning set forth in AIA Document A201, General Conditions of the Contract for Construction, current as of the date of the signing of this Lease, the architect for such purpose to be the architect responsible for preparation of the Plans.

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Landlord and his representative may inspect the work at reasonable times during the construction period.

         Within ten (10) business days after Landlord is notified of Substantial Completion, a representative of both parties together with Tenant's Architect and Contractor shall survey the Leased Premises for the purpose of determining which items of work in accord with the Plans remain to be completed, which they shall reduce to an itemized agreed "punch list." Tenant shall cause its. Contractor to complete these items within a reasonable time thereafter.

         C. During construction, Landlord and Tenant shall each give full cooperation to complete a quality project. Landlord or its representative shall be available upon reasonable notice from Tenant to consult, as necessary, if problems arise during construction.

         D. No change in the Plans shall be permitted, except with the agreement of Landlord and Tenant, which neither shall unreasonably withhold. Any request for change shall be in writing, approved by the architect, signed by Tenant or its representative and must be agreed to (in writing) by Landlord before being implemented.

         E. The parties agree that for purposes of the Agreement between owner and architect and other contractual documents (construction agreement(s)) which are part of the Plans, both Tenant and Landlord may be included as "Owner", therein, however, Tenant shall have the exclusive duty and responsibility between the parties to carry out the activities of owner under said contractual document and Plans with the exception of actually paying for construction of the building and site improvements which shall be the sole responsibility of Landlord, Notwithstanding the foregoing, Tenant shall be exclusively responsible for paying Architect's fees pursuant to the agreement between Owner and Architect. For purposes of payment to contractors and subcontractors, and for payment to suppliers for materials, etc., under the construction agreements, payment shall be timely made by landlord after submission of the appropriate AlA form which has been signed by Architect, Tenant and Landlord. Upon payment Landlord shall immediately notify Tenant with a copy of the payment voucher or check. Upon the building and site improvements being completed, Tenant shall have the right to inspect, audit or otherwise verify Total Costs incurred by Landlord.

5. Net Rental Provisions - Taxes Insurance, Benefits and Maintenance.

         A. It is the intention of the Landlord and the Tenant that the annual rental hereinabove specified shall be net to the Landlord in each year during the initial term and


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extended terms, if any, of this Lease and that, except as otherwise provided in this Lease, all costs, expenses, and obligations of every kind relating to the Leased Premises (including specifically real estate taxes and insurance premiums) which may arise or become due during the initial term and extended terms of this Lease shall be paid by the Tenant. Tenant shall furnish Landlord with satisfactory proof of payment of any of such items within a reasonable time after Landlord's demand.

         H. The Tenant shall pay all taxes and assessments upon the Demised Premises, and upon the buildings and improvements thereon, which are assessed during the Initial Lease Term and all renewal terms. All taxes assessed prior to the Commencement Date of the Initial Lease Term, payable after the date of this Lease Agreement, and all taxes assessed during the Initial Lease Term and any extended term but payable after the expiration of the Lease, or any extension thereof, shall be adjusted and prorated, so that the Landlord shall pay its prorated share for the period prior to the Commencement Date of the Initial Lease Term and for the period subsequent to the expiration of the Lease and the Tenant shall pay its prorated share in accordance with the terms of this Lease.

         C. The Tenant, during the initial term and all extended terms of this Lease, shall pay all premiums for fire and extended coverage insurance on the Demised Premises, and vandalism and malicious destruction insurance, which Tenant shall secure for the benefit of Landlord and Tenant as named insureds as their interests appear (or if the Leased Premises is subject to a mortgage or deed of trust, including customary mortgagee clauses in favor of mortgagee or trustee).

         The amount of such insurance to be paid for by Tenant shall not be less than one hundred percent (100%) of the full insurable value of the Demised Premises and such insurance to be with companies acceptable to Landlord. The Tenant shall provide contents casualty insurance for its said premises located at the Demised Premises, as Tenant deems appropriate. Certificates of insurance shall be made available to Landlord upon request.

         D. The Tenant agrees to keep in force liability insurance policies covering public liability, claims for personal and bodily injury, including death, and property damage, under a policy of general public liability insurance policy with limits of not less than 53,000,000.00 single limit coverage naming the Landlord as an additional insured party.

         E. The Tenant shall, as of the Commencement Date and throughout the Initial Lease Term and any extended term(s), at its sole expense, keep and maintain the Demised Premises


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(including the structural portions) in good order and repair. The Tenant shall deliver up the said Demised Premises to the Landlord at the end of the term (including the initial term and all extensions) of this Lease, or upon sooner termination, in as good order and repair as the same is at the time of the commencement of the Tenant's occupancy (the Commencement Date of the Initial Lease Term), ordinary wear and tear expected.

         F. Notwithstanding anything to the contrary in any other provisions of this Lease, the Landlord and the Tenant covenant and agree that: (i) Each is hereby released from liability to the other on account of any loss or damage occurring during any term of this Lease to the extent that such loss. or damage is coverable by insurance whether or not the same is caused in whole or in part by the Landlord or the Tenant and whether or not attributable to the negligence of the Landlord or the Tenant; and (ii) there shall be no subrogation of any insurer; provided, however, that the mutual release of liability and provision for no subrogation shall not be operative in any case where the effect thereof is to invalidate any insurance coverage or increase the cost thereof.

6. Fire or Other Casualty Losses - Restoration of Demised Premises. In case of damage to or destruction of the Demised Premises by fire, windstorm, or other casualty to such an extent as to render them untenantable, the Tenant may, by written notice to the Landlord given within sixty (60) days after such damage or destruction, (i) elect to terminate the Lease, or (ii) elect to have Landlord repair or rebuild the improvements subject to receipt of insurance proceeds necessary for such construction. If the damage is not such as to render the Demised Premises untenantable or if the Landlord elects to rebuild, the Landlord at its expense shall repair the damage with reasonable dispatch; and if the damage has rendered the Demised Premises untenantable, in whole or in part, there shall be an abatement and apportionment of the annual rental (until the damage has been repaired) to the extend that the Tenant's activities are curtailed in the damaged portion of the building upon the Demised Premises. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustments of insurance, and other causes beyond the Landlord's control.

7. Eminent Domain. If the Demised Premises, or any part thereof, shall be taken in any proceeding by the public authorities by condemnation, threat of condemnation or otherwise, for any public or quasi-public use, the Tenant shall be entitled to an abatement of rent hereinabove reserved to the landlord based upon the extent to which such taking causes curtailment of the Tenant's business and activities upon the Demised Premises. If such taking shall render the Demised Premises wholly unusable by Tenant for the purposes of its business then, and in that event, the Tenant may at its option forthwith cancel this Lease as of the date upon which it was required to cease business upon the Demised Premises. All compensation and damages for the

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taking of the any portion of the Demised Premises shall belong to the Landlord, without prejudice, however, to such rights, if any, as the Tenant may have to claim from the condemning authority any damage suffered by it to its leasehold interest or leasehold improvements as the result of such taking.

8. Assignment or Subletting. The Tenant may sublet the Demised Premises or any portion thereof or assign this Lease for the whole or any part of any term hereof with the reasonable consent in writing of the Landlord. In the event of any such subletting or assignment, the Tenant shall, nevertheless, be and remain bound for the payment of all rentals as and when each shall become due and payable hereunder and of the carrying out and performing of all of the covenants and agreements on the part of the Tenant to be done and performed hereunder, unless the Landlord shall specifically agree to the contrary.

9. Use of Premises; Compliance With Regulations. Ordinances. Etc. The Tenant shall, throughout the term of this Lease and any extended term(s) promptly comply, or cause compliance, with all laws and ordinances and the orders, rules, regulations and requirements of federal, state, county, and municipal governments and appropriate departments, commissions, boards, and officers thereof, necessitated by the Tenant's occupancy and use of the Demised Premises.

10. Utilities Char and Permits. The Tenant agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone, or other communication service or other utility or service used, rendered, or supplied to, upon or in connection with the Demised Premises during the Initial Lease Term, any extensions or renewals thereof, and for such utilities at the Temporary Premises during the Land Only Term.

11. Alterations. The Landlord agrees that Tenant may, at its own cost, make alterations and expansions of improvements (building and site-improvements) on the premises.

12. Security Interest and Lien on Tenant's improvements. Landlord or its assignee shall have a first lien paramount to all others on every right and interest of Tenant in and to the Leased Premises under this Lease, or any building or improvement thereon and which hereafter may be placed on the Leased Premises. The lien is granted of the purposes of securing payment of all sums due under this Lease and of securing performance of all of Tenant's obligations under this lease. The lien shall be in addition to all of the rights granted to Landlord under present or future laws of North Carolina.

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13. Subordination of Existing Mortgages or Deeds of Trust. This Lease is subject to and subordinate at all times to any lien of existing and future mortgages or deeds of trust on the Leased Premises, provided that Landlord shall deliver to Tenant a recordable subordination, nondisturbance and attornment agreement signed by the mortgagee providing in substance that as long as Tenant shall discharge its obligations under this Lease, the tenancy shall not be disturbed and shall not be affected by any default under the mortgage or deed of trust, and in the event of foreclosure, the rights of Tenant shall survive and the Lease shall continue in full force and effect, including any renewal term(s) contained herein. Subject to the foregoing, Tenant shall execute any instrument which may be required to effectuate such subordination.

14. Warranty of Title and Quiet Employment. The Landlord covenants and warrants that it is lawfully seized of the Demised Premises and has lawful authority to enter into this Lease for its full term; that Tenant may have possession of a portion of the premises described on Exhibit A during the Land Only Term; and that the Landlord will put the Tenant in actual possession of the Demised Premises on the Commencement Date of the Initial Lease Term. The Landlord further covenants and agrees that the Tenant, on paying the monthly rental and observing and keeping the covenants, agreements, and stipulations of this Lease on its part to be kept, shall lawfully, peaceably, and quietly hold, occupy, and enjoy the Demised Premises during the Lease term or any extension thereof without hindrance, ejection, or molestation. Landlord agrees to provide Tenant with a copy of its title insurance policy for the Demised Premises to allow Tenant, at its cost, to obtain title insurance coverage for its Leasehold interest.

15. Tenant's Fixtures and Equipment. Tenant may install such fixtures and equipment in the building or grounds upon the Demised Premises as it desires, so long as such do not affect the structural integrity of the buildings, and are done in a workmanlike manner in keeping with the original construction, and are in compliance with all laws, rules, regulations, and requirements of all authorities having jurisdiction thereof. Any such fixtures and equipment shall remain the exclusive property of the Tenant, and the Tenant shall have the right at any time, provided it is not in default under this lease, to remove any and/or all of such fixtures and equipment; provided, however, that the Tenant shall repair any damage to the Demised Premises occasioned by the removal of its fixtures and equipment and shall restore the Demised Premises to substantially the same condition in which it was at the time Tenant took possession, normal wear and tear expected. Tenant shall keep the premisis free and clear of any liens on account of repairs, alterations, or improvements to the premises.


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16. Inspection of Premises. The Landlord and its representatives shall be permitted to enter the Demised Premises after notice to Tenant and at reasonable times for purposes of inspecting the Demised Premises, making any necessary repairs to the Demised Premises, performing any work therein that may be necessary under the terms of the Plans and this Lease, or exhibiting the Demised Premises for sale, lease, or mortgage financing.

17. Parties. All covenants, conditions, agreements and undertakings contained in this Lease shall inure to, and be binding upon, the Landlord and the Tenant, and their respective successors, heirs, and assigns.

18. Remedies, of Landlord. In the event that during the initial term of this Lease or renewal periods hereof, (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which has prevented or might prevent compliance by Tenant with the terms of this Lease), any of the following Events of Default shall occur:

         A. Tenant shall fail to pay any installment of rent by the fifth (5th) day of the month in which payment is due, no notice being required, and any other sum herein specified to be paid by Tenant by the fifth (5th) day after notice from Landlord;

         B. Tenant shall fail to observe any of Tenant's covenants, agreements, or obligations hereunder, other than rental, and such failure is not cured within thirty days after Landlord shall have given to Tenant written notice specifying such failure or failures, or if such failure is not susceptible of cure within such 30 day period, Tenant fails to diligently pursue such cure; or

         C. Tenant is adjudicated a bankrupt or insolvent, or

         D. A receiver is appointed for all or substantially all of Tenant's business or assets on the ground of Tenant's insolvency; or

         E. A Trustee is appointed for Tenant after a petition has been filed for tenant's reorganization under the Bankruptcy Act of the United States, or any future law of the United States having the same general purpose; or

         F. Tenant shall make an assignment for the benefit of its creditors;

then, subject to paragraph 22 below, Landlord shall have the right, at its election, at any time

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thereafter, while any such Event of Default continues, to reenter and take complete and peaceable possession of the Leased Premises and any and all improvements then forming part of the Leased Premises, and to declare the term of this Lease ended, whereupon this Lease and all the right, title and interest of Tenant hereunder shall terminate and be of no further force or effect. In the event of such declaration, Landlord shall have the right to sue for and recover all rents and other sums accrued up to the time of such termination, as well as all other damages allowed by law on account of any breach on the part of the Tenant. Landlord shall also have the right, without reentering the Leased Premises, of terminating this Lease, to sue for and recover all rents and other sums, including damages, at any time and from time to time accruing hereunder. Notwithstanding the foregoing, Landlord hereby waives the right to any lien on Tenant's personal property and trade fixtures located at the Leased Premises in case of an Event of Default by Tenant.

19. Remedies of Tenant. If Landlord defaults in observing or performing any of Landlord's obligations under this Lease, Tenant may remedy the default after giving thirty (30) days notice to Landlord, and in connection therewith may pay expenses and employ counsel, except that Tenant may remedy Tenant's default without notice in case of emergency. Landlord shall reimburse Tenant on demand for all sums expended or obligations incurred by Tenant to remedy such default. If Landlord fails to provide such reimbursement, Tenant, in addition to any other rights and remedies, may deduct such amount from rental thereafter becoming due to Landlord.

20. Cumulative Rights. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity, or by statute.

21. Notices. Whenever under this Lease a provision requires notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is in writing, sent by registered or certified mail, return receipt requested and addressed; if to Tenant, at its offices at the premises leased herein or any address which Tenant may designate for such purpose, and if to Landlord, at the last address where rent was paid hereunder, or in the event of assignment of this Lease by the Landlord, to the latest known address of the assignee as well as the Landlord.

22. F.D.I.C. Requirement. Notwithstanding any other provisions contained in this lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal processes, or (b) the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority (Authority), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided that in the event this Lease is terminated by the Receiver or Liquidator the maximum claim of Landlord for rent, damages, or indemnify for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law in no event be greater than in an amount equal to all accrued and unpaid rent to the date of termination.

23. Terms and Provisions of Lease for the Temporary Premises:

         Notwithstanding anything herein to the contrary, paragraphs 2, 3 and 4 above shall not apply to the lease herein for the Temporary Premises and the following tens, provisions and covenants shall apply.

         A. The term of lease for the Temporary Premises shall begin July 1,1997 (herein, the "Beginning Date") and end at 11:59 p.m. of the day immediately prior to the Commencement Date.

         B. The rental for the Temporary Premises shall be one dollar ($1.00) per month and is due and payable with any rental due during the Land Only Term or Initial Lease Term for the term of this lease for Temporary Lease Premises.

         C. Tenant shall, at its own expense, paint and otherwise modify the Temporary Premises to conduct its business therein.

D. The provisions of paragraph 5A, C, D and F, paragraphs 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 24 and 25 of this Lease shall also apply to this lease for the Temporary Premises.

         E. The Tenant shall return the Temporary Premises to Landlord at the Commencement Date in a good order and repair as the same is at the time of the beginning date, ordinary wear and tear expected.

         24. Signage. Subject to the ordinances and requirements of the City of Asheville, Tenant shall have the right to erect free standing signage on the Demised Premises for the exclusive use of Tenant. Landlord agrees to cooperate with all governing authorities to assist Tenant in obtaining all necessary approvals, if any, for such exclusive signage.

25. Easement. In addition to the Leased Premises described herein, and as part of this lease, Landlord gives, grants, bargains and conveys with the Demised Premises, a non-exclusive right of egress, ingress and regress from U.S. Highway 25 (Hendersonville Road) across the lands of Landlord to the Demised Premises, said easement in accord with Exhibit Y attached hereto and to which reference is made as if fully set out herein. Landlord agrees that Tenant may, at its risk, construct site improvements, including landscaping, curbing, guttering, etc., upon a portion of said casement identified on Exhibit Y and that Landlord shall use reasonable effort, acting in good faith, to obtain the release of such portion of the easement upon which site improvements are or may be constructed from pledge as security for a loan to Landlord from Branch Banking and Trust Company (herein BB&T), its successors and assigns. If said portion of the easement is released from the lien to BB&T, such portion shall be added to the Demised Premises. If BB&T refuses to release said portion of the easement, Landlord shall in good faith using reasonable effort attempt to obtain an alternate deed of trust to take out the BB&T deed of trust on said portion of the easement from the development lender for the Demised Premises.

26. Proportional Maintenance and Ad Valorem Taxes on Easement. Landlord and Tenant agree that Landlord shall maintain the easement (common) area referred to on Exhibit Y. Such maintenance shall include repair and replacement, as needed, paving, guttering, curbing, painting, etc., and snow removal. Tenant agrees to pay Landlord's cost of such maintenance proportionally with all other Landlord's tenants at the site (described as that 2.76 acres plus a "portion of DB 1457 Page 671" described on a survey by Ledford Engineering, Inc., dated April 4, 1997 being DWG File S-9704-034, herein "SITE") according to the formula as follows: Lot area of Tenant's Demised Premises divided by total of all Landlord's leased area at the SITE times total cost of maintenance for the easement.

         Tenant also agrees to pay a proportionate amount of ad valorem taxes for the easement (common) area based upon the formula as follows: Lot area of Tenant's Demised Premises divided by total area at the SITE times ad valorem tax due on the easement area.

27. Screening. Landlord agrees to require architectually compatible screening of any outside animal runs located or to be located upon that portion of Landlord's remaining property on Hendersonville Road let to a veterinarian group, described as adjacent to and north of the Demised Premises, and being part of that .31 acres (by coordinate method) described on a survey by Ledford Engineering, Inc., dated April 4, 1997 entitled "Survey of a Portion of deed Book 1457, Page 671 for Carl H. Ricker, Jr. "DWG file S-9704-037.

28. Governing Law. This Lease shall be governed by the Law of the state of North Carolina.

29. Entire Agreement. This Lease contains the entire agreement of the parties relating to the subject matter and supersedes any previous understandings or agreements, write or oral, between or among the parties. It may be modified only by an agreement in writing, signed by both parties, expressly purporting to modify this Lease.

30. Right of Refusal. The parties agree that in the event Landlord, during the initial term and all extended terms(s) of this lease and while Tenant is in possession of the Leased Premises, either (i) receives a bona fide offer (from a third party, which offer Landlord is willing to accept) to purchase the premises described on Exhibit A, or (ii) intends to sell the premises described on Exhibit A at the fair market value thereof without having received a bona fide offer to purchase, then Landlord shall immediately notify Tenant in writing of its intent to accept the third party offer or to sell at the fair market value and Tenant shall then have the right for a period of 90 days immediately following receipt of Landlord's notice, to purchase the described premises on Exhibit A at the bona fide offer price or at a fair market value price which shall be verified by two or more qualified appraisers to the satisfaction of the parties and appropriate regulatory authority. The parties hereto acknowledge the period of duration of this right to purchase is reasonable and shall expire, notwithstanding anything herein to the contrary, within the applicable statutory rule against perpetuities under N.C.G.S. ss.41-15.

31. Broker. The parties acknowledge that Winston W. Pulliam (herein "Pulliam") has acted as agent and broker for Tenant in this transaction and has provided valuable real estate brokerage services to Tenant. Tenant shall be solely responsible for any commission, fee or other payment for brokerage services arising out of this transaction and Lease, due Pulliam.

32. Notwithstanding any other provision, term or condition herein contained, it is specifically understood and agreed that there shall be no personal liability of Landlord (nor Landlord's managing agent, if any) in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Premises or the Temporary Premises for the satisfaction of Tenant's remedies, which may include the specific performance of Landlord's obligations.

         IN WITNESS WHEREOF, the Landlord and the Tenant heave caused this Lease to be duly executed by the property persons, under seal as is their intention, all as of the day and year first above written.





                                      Azalea Limited Partnership
                                      By: General Partner



                                      /s/             (SEAL)
                                      LANDLORD


                                      High Street Banking Company

                                      By:

                                      /s/             (SEAL)
                                      TENANT

Attest:   /s/ Anne D. Martin
          Secretary

STATE OF NORTH CAROLINA
COUNTY OF HENDERSON


         The undersigned, a Notary Public for said County and State, does hereby certify that Carl H. Ricker, Jr., personally appeared before me this day and acknowledged, that he is a General Partner of Azalea Limited Partnership, a North Carolina General Partnership, and that by authority duly given and as the act of the partnership, the foregoing instrument was signed by him as General Partner.

         Witness my hand and official seal, this the l6th day of September, 1997.


                                         /s/          (SEAL)


 My Commission Expires: February 19, 2002


STATE OF NORTH CAROLINA

COUNTY OF CATAWHA

         The undersigned, a Notary Public, do hereby certify that Anne Martin personally appeared before me this day and acknowledged that she is Secretary of High Street Banking Company, a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by herself as Secretary.

WITNESS my hand and Notarial Seal, this 16th day of September, 1997.


                                        /s/ Stephanie L. Cox   (SEAL)

My Commission Expires: 1-18-2000

                                    EXHIBIT A
                            (High Street Bank Lease)

The real property located in Asheville Township, Buncombe County, North Carolina containing 1.98 acres, more or less, and being a portion of land conveyed to Carl H. Ricker Jr. as described in the Deed recorded in Deed Book 1457, Page 671, of the Buncombe County Registry, being more particularly described as:

BEGINNING at a point in the eastern margin of U.S. Highway 25 (known also as Hendersonville Road), said point being South 00(degree) 06' 04" West 857.69 feet from North Carolina Grid System monument "Buena Vista", said monument having grid coordinates of North 665399.148 feet, East 950083.329 feet; thence from said Point of Beginning running South 89(degree) 03' 32" East 120.56 feet to a point; thence North 06(degree) 34' 48" East 12.99 feet to an Iron Pin Found; thence South 85(degree) 55' 15" East 78.32 fret to an Iron Pin Set; thereon North 06' 34' 38" East 19.24 feet to an Iron Pin Set; thence crossing the western margin of the right of way of the 200 foot wide Railway Right of Way of Norfolk & Southern Railroad South 86(degree) 29' 01" East 166.44 feet to an Iron Pin Set; thence the following three calls within said railway right of way and running along the Western property line of the James & Anne Stafford property as described in a Deed recorded in Deed Book 1068, Page 161, also shown in Plat Book 20, Page 99, of the Registry, South 11(degree) 48' 58" West 77.33 fat to an Iron Pin Found near the western margin of said railway right of way, South 10(degree) 56' 50" East 150.11 feet to an Iron Pin Found near the western edge of a private drive, and South 38(degree) 00' 41" West 32.42 feet to a ll2 inch Rebar near the western edge of said private drive, said Rebar being the northeastern corner of the property of Biltmore Commercial Property L.L.C. as described in a Deed recorded in Deed Book 1831, Page 555, of the Registry; thence the following three calls running along the northern property line of said Biltmore Commercial Property L.L.C. and near the northern edge of said private drive, North 89(degree) 22' 30" West 78.19 feet to as Iron Pin Found, North 84(degree) 43' 20" West 158.62 feet to Iron Pin Found, and North 82(degrees) 03' O8" West 140.84 feet to an Iron Pin Found in the eastern margin of the right of way of said U.S. Highway 25; and thence with the eastern margin of the right of way of said U.S. Highway 25 North 04(degree) 04' 46" East passing over a P.K. Nail Set at 189.54 feet, a total distance of 199.96 feet to the POINT OF BEGINNING, all in accordance with a survey dated September 9, 1997, entitled "Survey of A Portion of Deed Book 1457 Page 671 for High Street Bank", by Ledford Engineering Inc. designated as Drawing File S-9704-111. reference to said survey being made in aid of description.

The Landlord HEREBY RESERVES to himself and grants leasehold rights to the Tenant in and to non-exclusive cross easements for the right of ingress, egress and regress as well as the installation and maintenance of utility lines for the mutual benefit of the above described property as well as the adjoining properties of the Landlord which all ere a part of the property conveyed to Carl
H. Ricker, Jr. in Deed Book 1457, at Page 671, of the Registry ("Benefited Parcel"). Any installation of utility lines will be in the roadways end parking lots which comprise the easement area utilized for ingress, egress and regress and will not adversely affect the Improvements of Tenant or any other building improvements upon the Benefited Parcel.

                                    EXHIBIT X
                   (Legal Description for Temporary Premises)

The real property located in Asheville Township, Buncombe County, North Carolina being a portion of land conveyed to Carl H. Ricker Jr. as described in the Deed recorded in Dead Book 1535, Page 5, of the Buncombe County Registry, being more particularly described as:

BEGINNING at a Point in tile eastern margin of the tight of way of U.S. Highway 2S (known also as Hendersonville Road), said Point being also located south 05(degree) 30' 04" East 382.99 feet from North Carolina Grid System monument "Buena Vista" (NAD 1983) having grid coordinates of North 665399.148 feet acre East 950083.329 feet thence from said Point of Beginning running South 85(degree) 44' S3" East, crossing the western margin of the 200 foot wide Railway Right of Way of Norfolk & Southern Railroad, and passing over an Iron Pin Found on line at 376.40', a total distance of 399.61 feet to a Point; thence running along the western property line of the James & Anne Stafford property as described in the Deed recorded in Deed Book 1068, Page 161, also shown on Plat Book 20, Page 99, of the Registry, South 0l(degree) 06' 07" West 135.15S feet to a Point; thence along a straight line to a Point in the eastern margin of said right-of-way, said Point being South 06(degree) 05' 15" West 130.10 feet of the Point of Beginning; and thence with the eastern margin of said right of way, North 06(degree) 05' 15" East 130.10 feet to the point of beginning, being a portion or the property shown on the survey dated April 4, 1997, entitled "Survey of A Portion of Deed Book 1535 Page 5 for Carl H. Ricker Jr.", by Ledford Engineering Inc. designated as Drawing File S-9704-032, reference to said survey being made in aid of description.

                                    EXHIBIT Y
                        (Legal Description for .03 acres)


The real property located in Asheville Township, Buncombe County, North Carolina containing 0.03 acre, more or less, and being a portion of land conveyed to Carl
H. Ruker Jr. as described in the Deed recorded in Deed Book 1457, Page 671, of the Buncombe County Registry, being more particularly described as:

BEGINNING at a point in the eastern margin of U.S. Highway 25 (known also as Hendersonville Road), said point being South 00(degree) 06'04" West 857.69 feet from North Carolina Grid System monument "Buena Vista", said monument loving grid coordinates of North 665399.148 feet, East 950083.329 feet; thence from said Point of Beginning running South 89(degree) 03' 32" East 120.56 feet to a point; thence South 80(degree) 34' 48" West 17.04 feet to an Iron Pin Found; thence North 85(degree) 55' 15" West 119.64 feet to a P.K. Nail Set in the eastern margin of said U.S. Highway 25; and thence along said eastern margin of the right-of-way North 04(degree) 04' 46" East 10.42 feet to the POINT OF BEGINNING, all in accordance with a survey dated September 9, 1997, entitled "Survey of A Portion of Deed Book 1457 Page 671 far High Street Bank", by Ledford Engineering Inc. designated as Drawing File S-9704-111, reference to said survey being made in aid of description.